UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023

CHARGE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41354	90-0471969
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

125 Park Avenue, 25th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212)921-2100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	CRGE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed to amend the Current Report on Form 8-K filed by Charge Enterprises, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on August 29, 2023 (the “Original Form 8-K”). The sole purpose of this Amendment is to disclose the compensatory arrangement of the Interim Chief Executive Officer and Chief Operating Officer. This Amendment does not amend, modify, or supplement the Original Form 8-K in any other respect.

5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2023, the Company entered into an employment agreement with Mr. Craig Denson, the Interim Chief Executive Officer and Chief Operating Officer.

Mr. Denson’s employment agreement dated November 6, 2023 (the “Denson Letter Agreement”), but effective August 29, 2023, provides for an annual salary of $400,000. He will also be eligible to earn an annual cash incentive award under the Company’s bonus program, cash incentive plan (once established), or any successor plan. For fiscal year 2023, 50% of Mr. Denson’s annual incentive award shall be determined by the Board’s Compensation Committee in its discretion, and 50% shall be determined based on his satisfaction of certain objectives that shall be established by the Compensation Committee. Mr. Denson’s target annual incentive award for fiscal year 2023 shall be 100% of his base salary. Effective September 1, 2023, and for each full or partial quarter Mr. Denson serves as the Interim Chief Executive Officer, he shall be entitled to receive a cash bonus of $25,000 payable in the next payroll period immediately following such fiscal quarter; such bonus shall be prorated only from September 1, 2023 to September 30, 2023. Mr. Denson is also entitled to a retention bonus consisting of (i) an option to purchase Company’s common stock with a value equal to $200,000 based on a Black Scholes calculation, with an exercise price equal to the fair market value of the common stock on the grant date, a term of 10 years and the following vesting schedule: (a) 1/3 on March 1, 2024, (b) 1/3 three months following the effective date of appointment of the successor CEO, and (c) 1/3 on the first anniversary of the effective date of the appointment of the successor CEO; and (ii) cash bonus payable as follows: $133,000 on each of the first and second vesting date, and $134,000 on the third vesting date.

The Denson Letter Agreement provides that he will be entitled to the following severance benefits in the event of termination by the Company without “cause” or by Mr. Denson for “good reason” (as those terms are defined in the Denson Letter Agreement): (i)(a) his base salary as in effect at the time of such termination to the extent such amount has accrued through the termination date and remains unpaid, (b) any fully earned and declared but unpaid annual incentive award as of the termination date, and (c) any unpaid unreimbursed expenses as of the termination date (collectively, (i)(a) through (i)(c), the “Accrued Obligations”); and (ii) in return for a timely executed and delivered release, (a) an amount equal to 12 months of his base salary, which shall be payable in the same amounts and at the same intervals as if the employment period had not ended, (b) if the termination date occurs more than 6 months after the beginning of the fiscal year, a prorated annual incentive award in respect of the fiscal year in which the termination date occurs, (c) any time-based vesting equity awards granted to him under the Company’s Equity Incentive Plan that would have vested in the 24-month period following the termination date shall immediately become vested upon his termination date, (d) extension of the exercise period with respect to all stock options held by Mr. Denson until the earlier of the date that is 2 years after the termination date, or the original expiration date of the stock options, and (e) if he timely elects continued coverage pursuant COBRA, payment of his share of the premium cost for the earlier of 12-month period following the termination date or the date which he is no longer eligible for COBRA.

Should Mr. Denson be terminated within 3 months prior, upon or within 12 months of a Change of Control (as defined in the Denson Letter Agreement), Mr. Denson would be entitled to (i) the Accrued Obligations, and (ii) in return for a timely executed and delivered release, (a) an amount equal to two times of his annual base salary, which will be payable (y) if the termination date is within three months prior to the consummation of a change in control, in the same amounts and at the same intervals as if the employment period had not ended, or (z) if the termination date is within 12 months following the consummation of a change in control, in a single lump sum cash payment within 2 and a half months following the termination date; (b) an amount equal to one and a half times the target incentive award for the applicable fiscal year, which will be payable (y) if the termination date is within three months prior to the consummation of a change in control, in the same manner and at the same time that the Company pays other Company executive incentive awards under the incentive plan after the termination date, or (z) if the termination date is within 12 months following the consummation of a change in control, in the same manner in a single lump sum cash payment within 2 and a half months following the termination date, (c) immediate vesting of the portion of all his time-based equity awards under the Company’s Equity Incentive Plan, (d) the extension of the post-termination exercise period with respect to all stock options held by Mr. Denson until the earlier of the date that is 2 years after the termination date or the original expiration date of the stock options; and (e) if he timely elects continued coverage, payment of his share of the premium cost of COBRA for the earlier of 18-month period following the termination date, or the date which he is no longer eligible for COBRA.

The foregoing description of the Denson Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Denson Letter Agreement, included as Exhibit 10.1 and incorporated by reference.

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Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated November 6, 2023, between Charge Enterprises, Inc. and Craig Denson (incorporated by reference to Exhibit 10.3 to our Form 10-Q as filed on November 8, 2023).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned duly authorized.

Dated: November 8, 2023

CHARGE ENTERPRISES, INC.

By:	/s/ Leah Schweller
Leah Schweller Chief Financial Officer

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